EXHIBIT 23.4
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                               [GRAPHIC OMITTED]
                [LOGO - MCDANIEL & ASSOCIATES CONSULTANTS LTD.]



April 21, 2005


TO:   UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:   ENCANA CORPORATION ("ENCANA") - REGISTRATION STATEMENT ON FORM S-8


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2004, in the registration statement on Form S-8 of EnCana.


Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.



/s/ P. A. Welch
-------------------------
P.A. Welch, P. Eng.
Executive Vice President

Calgary, Alberta





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